FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Ron Farnsworth
President/CEO	EVP/Chief Financial Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4108
raydavis@umpquabank.com	ronfarnsworth@umpquabank.com

     UMPQUA HOLDINGS REPORTS FIRST QUARTER 2008 RESULTS
Net income of $24.7 million or $0.41 per diluted share
18% reduction in non-performing loans, 10% reduction in non-performing assets

PORTLAND, Ore. – April 17, 2008 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced first quarter 2008 net income of $24.7 million, or $0.41 per diluted share, compared to $20.7 million, or $0.35 per diluted share, for the first quarter of 2007, an increase of 17%.

Significant financial statement items for the first quarter of 2008 include:

  Non-performing assets ended the quarter at 1.06% of total assets, down from 1.18% as of December 31, 2007. Non-performing loans ended the quarter at 1.24% of total loans, down from 1.50% as of December 31, 2007;
  Mandatory partial redemption of a portion of our Visa Inc. shares for $12.6 million, from their recent initial public offering, and reversal of fourth quarter 2007 Visa Inc. related litigation reserve of $5.2 million. These two combined increased earnings by $17.8 million, or $0.18 per diluted share;
  Provision for loan losses of $15.1 million, representing a reduction of $0.15 per diluted share;
  Mortgage banking revenue includes a $2.4 million loss on the mortgage servicing right (MSR) hedge, resulting from significant market volatility in the first quarter, and a $1.6 million impairment in the MSR asset based on declining mortgage rates during the last half of March, which resulted in a reduction of $0.04 per diluted share;
  Gain on sale of investment securities of $3.9 million, or $0.04 per diluted share;
  Gain on fair value of junior subordinated debentures of $1.6 million based on widening spreads for new issuance, increased earnings per diluted share by $0.02;
  First quarter 2008 net charge-offs were $13.5 million;
  Cost of interest bearing deposits decreased 50 basis points during the first quarter; and
  Net interest margin, on a tax equivalent basis, declined 2 basis points during the first quarter to 3.98%. The reduction was attributable to interest reversals on non-accrual loans of $0.3 million.

"Although the economic environment remains challenging for the financial services industry, Umpqua’s management team recognized the situation earlier than many and has worked aggressively for the past three quarters to resolve credit issues quickly,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “This quarter’s results are a move in the right direction and demonstrate the good work of a great team of professionals.”

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Operating earnings exclude merger related expense, net of tax, although the Company had no merger related expense in the first quarter of 2008. The following is a comparison of net income to operating earnings for all periods presented:

		Quarter ended:		Sequential	Year over
				Quarter	Year
(Dollars in thousands, except per share data)	3/31/08	12/31/07	3/31/07	% Change	% Change

Net Income	$24,671	$9,516	$20,662	159%	19%
Add Back: Merger related expenses, net of tax	--	71	332	(100)%	(100)%

Operating Earnings	$24,671	$9,587	$20,994	157%	18%

Earnings per diluted share:
Net Income	$0.41	$0.16	$0.35	156%	17%
Operating Earnings	$0.41	$0.16	$0.36	156%	14%

Credit quality
Non-performing assets were $88.3 million, or 1.06% of total assets, as of March 31, 2008, compared to $98.0 million, or 1.18% of total assets as of December 31, 2007. Of this amount, $3.3 million represented loans past due greater than 90 days and still accruing interest, $71.7 million of non-accrual loans, and $13.3 million of other real estate owned. This represents a reduction of 18% and 10% in non-performing loans and non-performing assets, respectively, from December 31, 2007.

Within other real estate owned, there were $12.1 million of additions during the first quarter, and $5.7 million of sales, resulting in the ending balance of $13.3 million at March 31, 2008.

Within the allowance for credit losses, the Company has identified $13.3 million of reserves related to non-accrual loans, which are specifically measured for impairment. Management views this reserve as adequate to absorb future losses that may arise from resolution of these loans. The provision for loan losses for the first quarter of 2008 was $15.1 million. The unallocated portion of the allowance for credit losses remained unchanged during the first quarter at $4.1 million, or 4.7% of the total allowance.

For the first quarter of 2008, the Company had net charge-offs of $13.5 million, compared to $21.2 million for the fourth quarter of 2007, a reduction of 36%. The allowance for credit losses was 1.45% of total loans and leases at March 31, 2008, compared to 1.42% of total loans and leases at December 31, 2007.

Total construction loans at March 31, 2008 were $1.1 billion, down 6% from December 31, 2007. Within this total, the residential development loan segment is $582 million. This segment has decreased $92 million, or 14%, from December 31, 2007, and decreased $182 million, or 24%, from September 30, 2007.

Oregon/Washington residential development loans total $348 million, a decrease of 11% from the fourth quarter. California residential development loans total $234 million, a decrease of 17% from the fourth quarter. The remaining $530 million in construction loans are commercial construction projects. These commercial construction loans are uniquely different than the residential development loans and are performing with no notable issues.

Net interest margin
The Company reported a tax equivalent net interest margin of 3.98% for the first quarter of 2008, compared to 4.00% for the fourth quarter of 2007, and 4.47% for the first quarter of 2007. The decrease in net interest margin over the last year resulted from volatility in short-term market interest rates and the competitive climate, characterized by declining earning asset yields. The $0.3 million interest reversal on non-accrual loans noted above resulted in a 2 basis point decline in the tax equivalent net interest margin during the quarter.

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Mortgage banking revenue and investment gains
In the fourth quarter of 2007, the Company began hedging the value of its mortgage servicing right (MSR) asset. Starting in late February 2008 and continuing into March 2008, the bond markets experienced extraordinary volatility based on the current economic climate. This resulted in spread widening and price declines on the MSR hedge that was not offset by corresponding gains in the related MSR asset. The MSR hedge position was reduced in late February 2008. This volatility resulted in a $2.4 million charge recognized in the first quarter of 2008 for the MSR hedge, a component of mortgage banking revenue. By mid-March 2008, the Company unwound the MSR hedge completely given the continued volatility. Mortgage interest rates began to decline in the second half of March 2008, resulting in the company recognizing $1.6 million of MSR valuation impairment for the quarter.

Mortgage origination and sale revenue increased 21% on a sequential quarter basis, to $1.85 million, based on increased refinance activity. Production revenue increased 7% as compared to the first quarter of 2007, based on expanded operations and an overall lower rate environment.

Also in the first quarter of 2008, the Company sold a portion of its investment portfolio recognizing a gain of $3.9 million. The sale was part of a repositioning of the investment portfolio to reduce the weighted average life in response to the current economic outlook.

Balance sheet
Total consolidated assets as of March 31, 2008 were $8.4 billion, compared to $7.3 billion a year ago. Total gross loans and leases, and deposits, were $6.0 billion and $6.5 billion, respectively, as of March 31, 2008, compared to $5.4 billion and $5.8 billion, respectively, a year ago.

The Company completed its acquisition of North Bay Bancorp on April 26, 2007 by issuing 5,163,573 shares in connection with this acquisition, with a total deal value of $143.2 million. This acquisition led to an increase in assets, loans and deposits of $728 million, $443 million and $463 million, respectively, from a year ago.

As of March 31, 2008, total shareholders’ equity was $1.3 billion. Book value per share was $20.93 and tangible book value per share was $8.22 as of March 31, 2008, up from $20.67 and $7.92 per share, respectively, at December 31, 2007. There were no repurchases of common stock during the first quarter of 2008. The total remaining available common shares authorized for repurchase is approximately 1.54 million as of March 31, 2008.

VISA related activity
In March 2008, Visa Inc. (Visa) completed its initial public offering. Umpqua Bank and certain other Visa member banks are shareholders in Visa. Following the initial public offering, the Company received $12.6 million in proceeds from the offering, as a mandatory partial redemption of 295,377 shares, reducing the Company’s holdings from 764,036 shares to 468,659 shares of Class B common stock. Using proceeds from this offering, Visa established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of Visa Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, Visa may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of March 31, 2008, the value of the Class A shares was $62.36 per share. The value of unredeemed Class A equivalent shares owned by the Company was $20.9 million as of March 31, 2008, and has not been reflected in the accompanying financial statements.

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

In connection with Visa’s establishment of the litigation escrow account, the Company reversed a $5.2 million reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the Visa Inc. initial public offering as a charge to other non-interest expense.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the prospect of improved performance and the adequacy of the allowance for loan losses and our specific reserves. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, further deterioration in credit quality and our ability to resolve non-accrual loans in a satisfactory manner.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 147 locations between Napa, Calif., and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary Strand, Atkinson, Williams & York Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, April 17, 2008, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss first quarter 2008 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “40669748.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687, or by visiting the Company’s website.

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

		Quarter Ended:

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	% Change	% Change

Interest income
Loans and leases	$104,152	$112,050	$103,981	(7)%	0%
Interest and dividends on investments:
Taxable	9,329	9,515	7,519	(2)%	24%
Exempt from federal income tax	1,679	1,671	1,228	0%	37%
Dividends	78	76	65	3%	20%
Temporary investments	203	976	894	(79)%	(77)%

Total interest income	115,441	124,288	113,687	(7)%	2%

Interest expense
Deposits	39,625	47,090	41,031	(16)%	(3)%
Repurchase agreements and
fed funds purchased	749	378	403	98%	86%
Junior subordinated debentures	3,922	4,492	3,863	(13)%	2%
Term debt	1,125	875	80	29%	1306%

Total interest expense	45,421	52,835	45,377	(14)%	0%
Net interest income	70,020	71,453	68,310	(2)%	3%
Provision for loan and lease losses	15,132	17,814	83	(15)%	nm
Non-interest income
Service charges	8,377	8,478	7,052	(1)%	19%
Brokerage fees	2,175	2,444	2,417	(11)%	(10)%
Mortgage banking revenue	(1,870)	2,019	1,799	(193)%	(204)%
Gain (loss) on sale of securities	3,901	(3)	5	nm	nm
Other income	16,400	3,449	2,692	376%	509%

Total non-interest income	28,983	16,387	13,965	77%	108%

Non-interest expense
Salaries and benefits	28,244	27,692	28,269	2%	0%
Occupancy and equipment	9,116	9,011	8,826	1%	3%
Intangible amortization	1,491	1,694	1,143	(12)%	30%
Other	8,025	18,753	11,220	(57)%	(28)%
Merger related expenses	--	118	554	(100)%	(100)%

Total non-interest expense	46,876	57,268	50,012	(18)%	(6)%
Income before provision for income taxes	36,995	12,758	32,180	190%	15%
Provision for income tax	12,324	3,242	11,518	280%	7%

Net income	$24,671	$9,516	$20,662	159%	19%

Weighted average shares outstanding	60,028,839	59,939,649	58,176,465	0%	3%
Weighted average diluted shares outstanding	60,377,224	60,343,710	58,830,444	0%	3%

Earnings per share – Basic	$0.41	$0.16	$0.36	156%	14%
Earnings per share – Diluted	$0.41	$0.16	$0.35	156%	17%

nm = not meaningful

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	% Change	% Change

Assets:
Cash and due from banks	$173,472	$188,782	$140,986	(8)%	23%
Temporary investments	19,707	3,288	87,877	499%	(78)%
Investment securities:
Trading	2,379	2,837	3,010	(16)%	(21)%
Available for sale	1,068,914	1,050,756	786,301	2%	36%
Held to maturity	5,266	6,005	8,698	(12)%	(39)%
Loans held for sale	39,623	13,047	16,515	204%	140%
Loans and leases	6,044,956	6,055,635	5,392,137	0%	12%
Less: Allowance for loan and lease losses	(86,560)	(84,904)	(60,263)	2%	44%

Loans and leases, net	5,958,396	5,970,731	5,331,874	0%	12%
Restricted equity securities	15,269	15,273	15,510	0%	(2)%
Premises and equipment, net	104,505	106,267	100,189	(2)%	4%
Other real estate owned	13,348	6,943	--	92%	nm
Mortgage servicing rights, net	8,640	10,088	9,524	(14)%	(9)%
Goodwill and other intangibles	763,275	764,906	677,854	0%	13%
Other assets	183,098	201,130	159,700	(9)%	15%

Total assets	$8,355,892	$8,340,053	$7,338,038	0%	14%

Liabilities:
Deposits	$6,513,238	$6,589,326	$5,830,905	(1)%	12%
Securities sold under agreements
to repurchase	38,296	36,294	48,434	6%	(21)%
Fed funds purchased	55,000	69,500	--	(21)%	nm
Term debt	173,853	73,927	7,461	135%	nm
Junior subordinated debentures, at fair value	129,803	131,686	100,076	(1)%	30%
Junior subordinated debentures, at amortized cost	104,413	104,680	105,480	0%	(1)%
Other liabilities	84,499	94,702	77,323	(11)%	9%

Total liabilities	7,099,102	7,100,115	6,169,679	0%	15%

Shareholders' equity:
Common stock	989,764	988,780	933,064	0%	6%
Retained earnings	264,767	251,545	242,870	5%	9%
Accumulated other comprehensive loss	2,259	(387)	(7,575)	(684)%	(130)%

Total shareholders' equity	1,256,790	1,239,938	1,168,359	1%	8%

Total liabilities and shareholders' equity	$8,355,892	$8,340,053	$7,338,038	0%	14%

Common shares outstanding at period end	60,059,908	59,980,161	58,223,810	0%	3%
Book value per share	$20.93	$20.67	$20.07	1%	4%
Tangible book value per share	$8.22	$7.92	$8.42	4%	(2)%
Tangible equity	$493,515	$475,032	$490,505	4%	1%
Tangible equity to tangible assets	6.50%	6.27%	7.36%
nm = not meaningful

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation

Loan Portfolio
(Unaudited)

Dollars in thousands	Mar 31, 2008		Dec 31, 2007		Mar 31, 2007		Sequential	Year over
							Quarter	Year
Loans and leases by class:	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Commercial real estate	$3,104,288	51%	$3,020,573	50%	$2,732,029	51%	3%	14%
Residential real estate	371,565	6%	379,804	6%	315,764	6%	(2)%	18%
Construction	1,111,931	18%	1,187,984	20%	1,155,821	21%	(6)%	(4)%

Total real estate	4,587,784	75%	4,588,361	76%	4,203,614	78%	0%	9%
Commercial	1,380,860	23%	1,394,985	22%	1,123,654	21%	(1)%	23%
Leases	40,968	1%	40,207	1%	24,293	0%	2%	69%
Installment and other	46,585	1%	43,371	1%	51,175	1%	7%	(9)%
Deferred loan fees, net	(11,241)	0%	(11,289)	0%	(10,599)	0%	0%	6%

Total loans and leases	$6,044,956	100%	$6,055,635	100%	$5,392,137	100%	0%	12%

Umpqua Holdings Corporation

Deposits by Type/Core Deposits
(Unaudited)

	Mar 31, 2008		Dec 31, 2007		Mar 31, 2007		Sequential	Year over
							Quarter	Year
Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Demand, non interest-bearing	$1,260,756	19%	$1,272,872	19%	$1,180,536	20%	(1)%	7%
Demand, interest-bearing	2,950,827	46%	2,948,035	45%	2,543,560	44%	0%	16%
Savings	341,173	5%	410,339	6%	361,100	6%	(17)%	(6)%
Time	1,960,482	30%	1,958,080	30%	1,745,709	30%	0%	12%

Total Deposits	$6,513,238	100%	$6,589,326	100%	$5,830,905	100%	(1)%	12%

Total Core deposits	$5,347,970	82%	$5,450,788	83%	$4,917,416	84%	(2)%	9%

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation

Credit Quality
(Unaudited)

				Sequential	Year over
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter	Year
Dollars in thousands	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	% Change	% Change

Allowance for credit losses
Balance beginning of period	$84,904	$88,278	$60,090
Provision for loan and lease losses	15,132	17,814	83

Charge-offs	(13,970)	(21,733)	(713)	(36)%	1,859%
Less: Recoveries	494	545	803	(9)%	(38)%

Net charge-offs	(13,476)	(21,188)	90	(36)%	nm

Total Allowance for loan and lease losses	86,560	84,904	60,263	2%	44%
Reserve for unfunded commitments	1,141	1,182	1,231

Total Allowance for credit losses	$87,701	$86,086	$61,494	2%	43%

Net charge-offs to average
loans and leases (annualized)	0.89%	1.38%	(0.01)%
Recoveries to gross charge-offs	4%	3%	113%
Allowance for credit losses to
loans and leases	1.45%	1.42%	1.14%
Allowance for credit losses to
nonperforming loans	117%	94%	463%

Nonperforming loans to total loans and leases	1.24%	1.50%	0.25%
Nonperforming assets to total assets	1.06%	1.18%	0.18%

Nonperforming assets:
Loans on non-accrual status	$71,664	$81,317	$11,826	(12)%	506%
Loans past due 90+ days & accruing	3,327	9,782	1,470	(66)%	126%

Total nonperforming loans	74,991	91,099	13,296	(18)%	464%
Other real estate owned	13,348	6,943	--	92%	nm

Total nonperforming assets	$88,339	$98,042	$13,296	(10)%	564%

nm = not meaningful

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation

Selected Ratios
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	Change	Change

Net Interest Spread:
Yield on loans and leases	6.89%	7.28%	7.81%	(0.39)	(0.92)
Yield on taxable investments	4.29%	4.79%	4.61%	(0.50)	(0.32)
Yield on tax-exempt investments (1)	5.55%	5.58%	5.89%	(0.03)	(0.34)
Yield on temporary investments	3.18%	4.56%	5.28%	(1.38)	(2.10)
Total yield on earning assets (1)	6.53%	6.93%	7.42%	(0.40)	(0.89)

Cost of interest bearing deposits	3.03%	3.53%	3.62%	(0.50)	(0.59)
Cost of securities sold under agreements
to repurchase and fed funds purchased	3.09%	2.70%	3.00%	0.39	0.09
Cost of term debt	4.07%	4.63%	3.76%	(0.56)	0.31
Cost of junior subordinated debentures	6.68%	7.53%	7.60%	(0.85)	(0.92)
Total cost of interest bearing liabilities	3.21%	3.71%	3.78%	(0.50)	(0.57)

Net interest spread (1)	3.32%	3.22%	3.64%	0.10	(0.32)
Net interest margin – Consolidated (1)	3.98%	4.00%	4.47%	(0.02)	(0.49)

Net interest margin – Bank (1)	4.19%	4.24%	4.72%	(0.05)	(0.53)

As reported:
Return on average assets	1.20%	0.46%	1.15%	0.74	0.05
Return on average tangible assets	1.32%	0.50%	1.27%	0.82	0.05
Return on average equity	7.94%	3.04%	7.22%	4.90	0.72
Return on average tangible equity	20.44%	7.92%	17.36%	12.52	3.08
Efficiency ratio – Consolidated	47.00%	64.68%	60.40%	(17.68)	(13.40)
Efficiency ratio – Bank	44.71%	60.76%	56.51%	(16.05)	(11.80)

Excluding merger related expense (2):
Return on average assets	1.20%	0.46%	1.17%	0.74	0.03
Return on average tangible assets	1.32%	0.51%	1.29%	0.81	0.03
Return on average equity	7.94%	3.06%	7.33%	4.88	0.61
Return on average tangible equity	20.44%	7.97%	17.64%	12.47	2.80
Efficiency ratio – Consolidated	47.00%	64.55%	59.73%	(17.55)	(12.73)
Efficiency ratio – Bank	44.71%	60.64%	55.88%	(15.93)	(11.17)

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces First Quarter 2008 Results
April 17, 2008

Umpqua Holdings Corporation

Average Balances
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	% Change	% Change

Temporary investments	$25,685	$84,964	$68,706	(70)%	(63)%
Investment securities, taxable	876,813	800,501	658,694	10%	33%
Investment securities, tax-exempt	173,749	169,609	118,808	2%	46%
Loans held for sale	19,278	15,123	15,004	27%	28%
Loans and leases	6,063,088	6,087,801	5,383,958	0%	13%

Total earning assets	7,158,613	7,157,998	6,245,170	0%	15%
Goodwill & other intangibles	763,989	766,109	678,577	0%	13%
Total assets	8,287,643	8,288,478	7,256,788	0%	14%

Non interest bearing demand deposits	1,250,628	1,304,484	1,158,203	(4)%	8%
Interest bearing deposits	5,254,826	5,288,940	4,595,377	(1)%	14%

Total deposits	6,505,454	6,593,424	5,753,580	(1)%	13%
Interest bearing liabilities	5,699,639	5,656,152	4,864,543	1%	17%

Total shareholders’ equity	1,249,391	1,243,095	1,161,185	1%	8%
Tangible equity	485,402	476,986	482,608	2%	1%

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Mar 31, 2008	Dec 31, 2007	Mar 31, 2007	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$866,652	$870,680	$925,541	0%	(6)%

MSR Asset, at fair value	$8,640	$10,088	$9,524	(14)%	(9)%

MSR as % of serviced portfolio	1.00%	1.16%	1.03%

Mortgage Banking Revenue:
Origination and sale	$1,852	$1,530	$1,728	21%	7%
Servicing	600	601	637	0%	(6)%
Early pay-off of MSR	(296)	(184)	(323)	61%	(8)%
Change in fair value of MSR asset	(1,628)	406	(243)	(501)%	570%
Change in fair value of MSR hedge	(2,398)	(334)	--	618%	nm

Total Mortgage Banking Revenue	$(1,870)	$2,019	$1,799	(193)%	(204)%

nm = not meaningful

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